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                     INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Pre-Effective Amendment No. 2 to Registration Statement No. 333-65488 of JLM Industries, Inc. (the "Company") on Form S-3 and in Registration Statements Nos. 333-32337, 333-32339, 333-32347, 333-70614 on Forms S-8 of the Company of our report dated April 17, 2001, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Tampa, Florida
March 29, 2002